UNITED STATES

SECURITIES AND EXCHANGE COMMISSION

Washington, D.C. 20549

SCHEDULE 14A INFORMATION

Proxy Statement Pursuant to Section 14(a) of the

Securities Exchange Act of 1934

Filed by the Registrant ☒ Filed by a Party other than the Registrant ☐

Check the appropriate box:

☒	Preliminary Proxy Statement
☐	Confidential, for Use of the Commission Only (as permitted by Rule 14a-6(e)(2))
☐	Definitive Proxy Statement
☐	Definitive Additional Materials
☐	Soliciting Material Pursuant to § 240.14a-11(c) or § 240.14a-2

BRANCHOUT FOOD INC.
(Name of Registrant as Specified in Its Charter)

(Name of Person(s) Filing Proxy Statement, if other than the Registrant)

Payment of Filing Fee (Check the appropriate box):

☒	No fee required.

☐	Fee paid previously with preliminary materials.

☐	Fee computed on table below per Exchange Act Rules 14a-6(i)(4) and 0-11.

NOTICE OF 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held on         , 2024

Dear Stockholders of BranchOut Food Inc.:

We are pleased to invite you to attend our 2024 Annual Meeting of Stockholders to be held on        , 2024, at 9:30 a.m. Pacific Standard Time at our principal offices located at SE Davis Ave, Suite C, Bend, Oregon 97702 (the “Annual Meeting”). The Annual Meeting is being held for the following purposes:

1.	To elect six directors to our Board of Directors to serve until the next Annual Meeting of Stockholders or until their successors have been duly elected or appointed and qualified;

2.	To approve, for purposes of complying with Nasdaq Listing Rule 5635(b), the conversion in full of the 12% Senior Secured Convertible Promissory Note in the principal amount of up to $3,400,000 (the “Convertible Note”) that we issued to Kaufman Kapital LLC (“Kaufman”) on July 24, 2024;

3.	To approve, for purposes of complying with Nasdaq Listing Rules 5635(b) and 5635(d), the exercise in full of Warrants to purchase an aggregate of 1,500,000 shares of our common stock (the “Kaufman Warrants”) that we issued to Kaufman on July 24, 2024;

4.	To approve, for purposes of complying with Nasdaq Listing Rules 5635(c) and Rule 5635(d), the exercise in full of Warrants to purchase an aggregate of 865,536 shares of our common stock (the “Investor Warrants”) that we issued in a private placement to three investors, consisting of Eric Healy, our Chief Executive Officer; an affiliate of John Dalfonsi, our Chief Financial Officer; and our President;

5.	To approve, on a nonbinding advisory basis, the compensation of our named executive officers;

6.	To approve, on a nonbinding advisory basis, on the preferred frequency of holding an advisory vote on executive compensation;

7.	To ratify the appointment of M&K CPAS, PLLC as our independent registered public accountants for the fiscal year ending December 31, 2024; and

8.	To transact such other business that may properly come before the Annual Meeting or any adjournment or postponement thereof.

Our Board of Directors has fixed the close of business on        , 2024 as the record date for the Annual Meeting. Only stockholders of record as of        , 2024 may vote at the Annual Meeting or any postponements or adjournments of the meeting. This notice of annual meeting, proxy statement, and form of proxy are being made available on or about        , 2024.

Your vote is important. Whether or not you plan to attend the Annual Meeting, we would like for your shares to be represented. Please vote as soon as possible via the Internet, telephone, or mail.

Sincerely,

Eric Healy
Chief Executive Officer

          , 2024

PROXY STATEMENT

BRANCHOUT FOOD INC.

2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held On        , 2024

TABLE OF CONTENTS

Page
QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING	2

DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE	6

EXECUTIVE COMPENSATION	11

CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS	14

SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT	17

PROPOSAL ONE: ELECTION OF DIRECTORS	19

PROPOSAL TWO: APPROVAL OF THE CONVERSION IN FULL OF THE CONVERTIBLE PROMISSORY NOTE THAT WE ISSUED TO KAUFMAN KAPITAL LLC	20

PROPOSAL THREE: APPROVAL OF THE EXERCISE IN FULL OF WARRANTS TO PURCHASE 1,500,000 SHARES OF COMMON STOCK THAT WE ISSUED TO KAUFMAN KAPITAL LLC	21

PROPOSAL FOUR: APPROVAL OF THE EXERCISE IN FULL OF WARRANTS TO PURCHASE 865,536 SHARES OF OUR COMMON STOCK THAT WE ISSUED AN A PRIVATE PLACEMENT TO COMPANY AFFILIATES	22

PROPOSAL FIVE: ADVISORY VOTE ON EXECUTIVE COMPENSATION	23

PROPOSAL SIX: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION	23

PROPOSAL SEVEN: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS	24

AUDIT COMMITTEE REPORT	25

OTHER MATTERS	25

PROXY STATEMENT

FOR 2024 ANNUAL MEETING OF STOCKHOLDERS

To Be Held at 9:30 a.m. Pacific Standard Time on        , 2024

This proxy statement and the enclosed form of proxy are furnished in connection with the solicitation of proxies by our Board of Directors (the “Board” or “Board of Directors”) for use at the 2024 Annual Meeting of Stockholders of BranchOut Food Inc., a Nevada corporation, and any postponements, adjournments or continuations thereof (the “Annual Meeting”). The Annual Meeting will be held on        , 2024 at 9:30 a.m. Pacific Standard Time at our principal offices located at SE Davis Ave, Suite C, Bend, Oregon 97702. References in this Proxy Statement to “we,” “us,” “our,” the “Company” or “BranchOut Food” refer to BranchOut Food Inc.

THE INFORMATION PROVIDED IN THE “QUESTION AND ANSWER” FORMAT BELOW IS FOR YOUR CONVENIENCE ONLY AND IS MERELY A SUMMARY OF THE INFORMATION CONTAINED IN THIS PROXY STATEMENT. YOU SHOULD READ THIS ENTIRE PROXY STATEMENT CAREFULLY.

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QUESTIONS AND ANSWERS ABOUT THE PROXY MATERIALS AND OUR ANNUAL MEETING

Q:	What is included in the proxy materials?

A:	The proxy materials include this Proxy Statement and our Annual Report on Form 10-K for the year ended December 31, 2023, as filed with the SEC on April 1, 2024 (the “Annual Report”).

Q:	What items will be voted on at the Annual Meeting?

A:	Stockholders will vote on the following items at the Annual Meeting:

●	Election of six director nominees named in this proxy statement;

●	Approval of the conversion in full of the 12% Senior Secured Convertible Promissory Note in the principal amount of up to $3,400,000 (the “Convertible Note”) that we issued to Kaufman Kapital LLC (“Kaufman”) on July 24, 2024;

●	Approval of the exercise in full of Warrants to purchase an aggregate of 1,500,000 shares of our common stock (the “Kaufman Warrants”) that we issued to Kaufman on July 24, 2024;

●	Approval of the exercise in full of Warrants to purchase an aggregate of 865,536 shares of our common stock (the “Investor Warrants”) that we issued in a private placement to Eric Healy, our Chief Executive Officer; an affiliate of John Dalfonsi, our Chief Financial Officer; and our President;

●	Advisory approval of the compensation of our named executive officers, as disclosed in this Proxy Statement in accordance with the rules of the SEC;

●	Advisory approval of the preferred frequency of holding a stockholder advisory vote on the compensation of our named executive officers;

●	Ratification of the selection of M&K CPAS, PLLC as our independent registered public accounting firm for the year ended December 31, 2024; and

●	Such other business as may properly come before the Annual Meeting or any adjournments or postponements thereof.

Q:	How does the Board of Directors recommend I vote on these proposals?

A:	The Board of Directors unanimously recommends that the stockholders vote:

●	FOR the election of the six nominated directors;

●	FOR the proposal to approve the conversion in full of the Convertible Note;

●	FOR the proposal to approve the exercise in full of the Kaufman Warrants;

●	FOR the proposal to approve the exercise in full of the Investor Warrants;

●	FOR the proposal to approve the compensation of our named executive officers;

●	FOR the approval of a one-year frequency for holding an advisory vote on the compensation of our named executive officers; and

●	FOR the ratification of the selection of M&K CPAS, PLLC as our independent registered public accounting firm for the year ending December 31, 2024.

With respect to any other matter that properly comes before the Annual Meeting, the proxies will vote as recommended by the Board of Directors or, if no recommendation is given, in their own discretion.

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Q:	Who may vote at the Annual Meeting?

A:	Stockholders of record as of the close of business on , 2024 (the “Record Date”) are entitled to receive notice of, to attend, and to vote at the Annual Meeting. As of the Record Date, there were 6,924,600 shares of our common stock issued and outstanding, held by approximately 40 holders of record. Each share of our common stock is entitled to one (1) vote on each matter.

Q:	What is the voting requirement to approve each of the proposals?

A:	The affirmative vote of a plurality of the votes cast at the Annual Meeting by stockholders entitled to vote thereon is required for the election of directors; only votes “FOR” or “WITHHELD” will affect the outcome. A plurality vote means that the directors who receive the most votes in an election, though not necessarily a majority, will be elected.

For Proposals 2, 3 and 4 concerning the approval of the conversion of the Convertible Note and exercise of the Kaufman Warrants and Investor Warrants, Proposal 5 concerning executive compensation, and Proposal 7 to ratify the selection of M&K CPAS PLLC, and any proposal to adjourn the Annual Meeting or other matters that may properly come before the Annual Meeting, the affirmative vote from holders of a majority of the shares present and entitled to vote thereon, either in person or represented by proxy at the Annual Meeting, will be required to approve such Proposals.

For Proposal 6 concerning the preferred frequency of an advisory vote concerning executive compensation, the frequency receiving the highest number of affirmative votes cast by stockholders entitled to vote thereon and who are present in person or represented by proxy at the Annual Meeting will be considered the frequency preferred by the stockholders.

For Proposals 2, 3, 4, 5, 6 and 7, a properly marked “ABSTAIN” with respect to any such matter will not be voted, although it will be counted for purposes of determining the number of shares represented and entitled to vote in person or by proxy at the Annual Meeting for purposes of determining the presence of a quorum.

Q:	How many shares must be present or represented to conduct business at the Annual Meeting?

A:	At the Annual Meeting, the presence in person or by proxy of a majority of the aggregate voting power of the stock issued and outstanding and entitled to vote at the Annual Meeting is required for the Annual Meeting to proceed. If you have returned valid proxy instructions or attend the Annual Meeting, your shares of common stock will be counted for the purpose of determining whether there is a quorum, even if you wish to abstain from voting on some or all matters at the meeting.

Q:	If I am a stockholder of record, how do I vote?

A:	If you are a stockholder of record, there are four ways to vote:

●	At the Annual Meeting. You may vote in person at the Annual Meeting if you are the record owner of the shares to be voted. You can also vote in person at the Annual Meeting if you present a properly signed proxy that authorizes you to vote shares on behalf of the record owner.

●	Via the Internet. You may vote by proxy via the Internet by following the instructions found on the proxy card.

●	By Telephone. You may vote by proxy by calling the toll-free number found on the proxy card.

●	By Mail. You may vote by proxy by filling out the proxy card and returning it in the envelope provided. If you vote by mail, your proxy card must be received by , 2024.

Please note that the Internet and telephone voting facilities will close at 11:59 p.m. Eastern Time (8:59 p.m. Pacific Standard Time) on        , 2024.

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Q:	If I am a beneficial owner of shares held in street name, how do I vote?

A:	If you are a beneficial owner of shares held in street name, you should have received from your broker, bank, trustee or other nominee instructions on how to vote or instruct the broker to vote your shares, which are generally contained in a “vote instruction form” sent by the broker, bank, trustee or other nominee. Please follow their instructions carefully. Street name stockholders generally may vote by one of the following methods:

●	At the Annual Meeting. If you wish to vote at the Annual Meeting, you must obtain a legal proxy from the organization that holds your shares. Please contact that organization for instructions regarding obtaining a legal proxy to you by your broker, bank, trustee, or other nominee.

●	Via the Internet. You may vote by proxy via the Internet by following the instruction form provided to you by your broker, bank, trustee, or other nominee.

●	By Telephone. You may vote by proxy by calling the toll-free number found on the vote instruction form provided to you by your broker, bank, trustee, or other nominee.

●	By Mail. You may vote by proxy by filling out the vote instruction form and returning it in the envelope provided to you by your broker, bank, trustee, or other nominee.

Q:	What is the difference between a stockholder of record and a beneficial owner of shares held in street name?

A:	Stockholder of Record. If your shares are registered directly in your name with our transfer agent, vStock Transfer, LLC, you are considered the stockholder of record with respect to those shares, and the Notice or these proxy materials were sent directly to you by us.

Beneficial Owner of Shares Held in Street Name. If your shares are held in an account at a brokerage firm, bank, broker-dealer, or other similar organization, then you are the “beneficial owner” of shares held in “street name,” and the Notice or these proxy materials were forwarded to you by that organization. The organization holding your account is considered the stockholder of record for purposes of voting at the Annual Meeting. As a beneficial owner, you have the right to instruct that organization on how to vote the shares held in your account.

Q:	How may my brokerage firm or other intermediary vote my shares if I fail to provide timely directions?

A:	Brokerage firms and other intermediaries holding shares of our common stock in street name for their customers are generally required to vote such shares in the manner directed by their customers. In the absence of timely directions, your broker will have discretion to vote your shares on Proposal 7, the proposal to ratify the appointment of M&K CPAS PLLC, as our independent registered public accounting firm. Your broker will not have discretion to vote on our other proposals, all of which are “non-routine” matters, absent direction from you, resulting in broker non-votes.

Q:	Can I change my vote or revoke my proxy?

A:	You may change your vote or revoke your proxy at any time prior to the taking of the vote at the Annual Meeting.

If you are the stockholder of record, you may change your vote by (1) granting a new proxy bearing a later date (which automatically revokes the earlier proxy) using any of the methods described above (and until the applicable deadline for each method), (2) providing a written notice of revocation to our Corporate Secretary at BranchOut Food Inc., SE Davis Ave, Suite C, Bend, Oregon 97702 prior to your shares being voted, or (3) attending the Annual Meeting and voting at the Annual Meeting. Attendance at the Annual Meeting will not cause your previously granted proxy to be revoked unless you specifically so request or vote in person at the Annual Meeting.

For shares you hold beneficially in street name, you generally may change your vote by submitting new voting instructions to your broker, bank, trustee, or nominee following the instructions they provided, or, if you have obtained a legal proxy from your broker, bank, trustee, or nominee giving you the right to vote your shares, by attending the Annual Meeting and voting during the meeting.

Q:	If I submit a proxy, how will it be voted?

A:	When proxies are properly dated, executed, and returned, the shares represented by such proxies will be voted at the Annual Meeting in accordance with the instructions of the stockholder. If no specific instructions are given, the shares will be voted in accordance with the recommendations of our Board of Directors as described above. If any matters not described in the Proxy Statement are properly presented at the Annual Meeting, the proxy holders will use their own judgment to determine how to vote your shares. If the Annual Meeting is postponed or adjourned, the proxy holders can vote your shares on the new meeting date as well, unless you have revoked your proxy instructions, as described below under “Can I change my vote or revoke my proxy?”

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Q:	How are proxies solicited for the Annual Meeting?

A:	Our Board of Directors is soliciting proxies for use at the Annual Meeting. All expenses associated with this solicitation will be borne by us. We may, on request, reimburse brokers or other nominees for reasonable expenses that they incur in sending our proxy materials to you if a broker, bank, or other nominee holds shares of our common stock on your behalf. In addition, our directors and employees may also solicit proxies in person, by telephone, or by other means of communication. Our directors and employees will not be paid any additional compensation for soliciting proxies.

Q:	What should I do if I get more than one proxy or voting instruction card?

A:	Stockholders may receive more than one set of voting materials, including multiple copies of the proxy materials and multiple Notices, proxy cards, or voting instruction cards. For example, stockholders who hold shares in more than one brokerage account may receive separate sets of proxy materials for each brokerage account in which shares are held. Stockholders of record whose shares are registered in more than one name will receive more than one set of proxy materials or one Notice. You should vote in accordance with all of the proxy cards and voting instruction cards you receive relating to our Annual Meeting to ensure that all of your shares are counted.

Q:	I share an address with another stockholder, and we received only one paper copy of the proxy materials. How may I obtain an additional copy of the proxy materials?

A:	The SEC has adopted rules that permit companies and intermediaries (e.g., brokers) to satisfy the delivery requirements for proxy statements and annual reports with respect to two or more stockholders sharing the same address by delivering a single proxy statement addressed to those stockholders. This process is commonly referred to as “householding.”

A single set of proxy materials may be delivered to multiple stockholders sharing an address unless contrary instructions have been received from the affected stockholders. Once you have received notice from your broker that it will be householding communications to your address, householding will continue until you are notified otherwise or until you notify your broker or us that you no longer wish to participate in householding.

If, at any time, you no longer wish to participate in householding and would prefer to receive a separate proxy statement and annual report, you may (1) notify your broker, or (2) direct your written request to: Corporate Secretary, BranchOut Food Inc., SE Davis Ave, Suite C, Bend, Oregon 97702. Stockholders who receive multiple copies of the proxy statement or annual report at their address and would like to request householding of their communications should contact their broker. In addition, we will promptly deliver, upon written or oral request to the address or telephone number above, a separate copy of the Annual Report and Proxy Statement to a stockholder at a shared address to which a single copy of the documents was delivered.

Q:	Where can I find the voting results of the Annual Meeting?

A:	We will announce preliminary voting results at the Annual Meeting. We will also disclose voting results on a Current Report on Form 8-K that we will file with the SEC within four business days after the Annual Meeting.

Q:	What is the deadline to propose actions for consideration at next year’s Annual Meeting of Stockholders or to nominate individuals to serve as directors?

A:	Stockholder Proposals: Stockholders may present proper proposals for inclusion in our proxy statement and for consideration at our next annual meeting of stockholders by submitting their proposals in writing to our Corporate Secretary in a timely manner. For a stockholder proposal to be considered for inclusion in our proxy statement for our 2025 Annual Meeting of Stockholders, our Corporate Secretary must receive the written proposal at our principal executive offices no later than, 2025. If we hold our 2025 Annual Meeting of Stockholders more than 30 days before or after, 2025 (the one-year anniversary date of the 2024 Annual Meeting of Stockholders), we will disclose the new deadline by which stockholders proposals must be received in a press release or under Item 5 of Part II of our earliest possible Quarterly Report on Form 10-Q or a Current Report on Form 8-K. In addition, stockholder proposals must comply with the requirements of Rule 14a-8 under the Securities Exchange Act of 1934, as amended (the “Exchange Act”), and related SEC regulations under Rule 14a-8 regarding the inclusion of stockholder proposals in company-sponsored proxy materials.

Proposals should be addressed to:	BranchOut Food Inc. Attn: Corporate Secretary SE Davis Ave, Suite C Bend, Oregon 97702

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DIRECTORS, EXECUTIVE OFFICERS, AND CORPORATE GOVERNANCE

Executive Officers and Directors

The following table sets forth the names, ages and positions of our executive officers, directors, and director nominees:

Name	Age	Position
Eric Healy	41	Chief Executive Officer, Chairman of the Board
John Dalfonsi	59	Chief Financial Officer and Director
David Israel	63	Director
Greg Somerville	57	Director
Byron Riché Jones	41	Director
Deven Jain	21	Director

Biographies of Directors and Officers

Eric Healy. Eric has been our Chief Executive Officer since inception in November 2017. Mr. Healy brings over 13 years of experience as a mechanical engineer, product development engineer, and a food entrepreneur. Prior to founding BranchOut, Mr. Healy was the owner/partner of the No-Bake Cookie Company, running all aspects of the company. Mr. Healy served as a Senior Mechanical Engineer at Stratos Product Development, Synapse Product Development (both consumer product development engineering firms) as well as a Mechanical Engineer at the Boeing Company. Eric earned a Bachelor of Science in Mechanical Engineering from Oregon State University.

Mr. Healy’s experience in the food industry and as our Chief Executive Officer qualify him to serve as one of our directors.

John Dalfonsi. John was appointed to serve as the Company’s Chief Financial Officer on January 10, 2024, and has served as a director of ours since June 21, 2023. Since 1995, Mr. Dalfonsi has closed public and private equity and debt financings, merger and acquisitions, advisory and fairness opinion transactions and Nasdaq and NYSE/AMEX IPOs. He has worked with companies in the healthcare, industrial, consumer, technology, cleantech and resource sectors, bringing a wealth of experience to the Company. During this period, Mr. Dalfonsi has spent the bulk of his career at ROTH Capital Partners, LLC and Paulson Investment Company, LLC. Mr. Dalfonsi has been the Managing Member at Eagle Vision Fund GP, LLC since April 2022, was previously a Senior Managing Director at Paulson Investment Company, LLC from January 2021 through April 2022, and a Managing Director at Roth Capital Partners from February 2002 to December 2020. Mr. Dalfonsi earned his Bachelor of Science degree in Industrial Engineering from Northwestern University and his Master of Business Administration from the University of Chicago Booth School of Business.

Mr. Dalfonsi’s business and financial experience and expertise qualify him to serve as one of our directors.

David Israel. David Israel was appointed to our Board of Directors, audit committee, compensation committee, and nominating and corporate government committee on June 21, 2023. Mr. Israel, one of our co-founders boasts a successful history of food entrepreneurship. As the Chief Executive Officer of Good Planet Foods since February of 2018, David brings extensive experience in natural food product development and management. Additionally, as the Chief Executive Officer of BFY Food Group since February of 2017, David brings an immediate network of distributors and buyers that will continue to scale BranchOut as growth accelerates. David developed and created Pop Gourmet as its founder in 2011, where he was CEO until September of 2018.

Mr. Israel’s business and financial experience, and in particular in the food industry, qualify him to serve as one of our directors.

Greg Somerville. Greg Somerville was appointed to our Board of Directors, audit committee, compensation committee, and nominating and corporate government committee on June 21, 2023. Mr. Somerville is an accomplished 30-year Sales and Marketing veteran of the U.S. Food Industry. Greg is currently North America Controller & Chief Executive Officer at Savencia Fromage and Dairy, which is the world’s leading specialty cheese company and has held the position since August of 2021. In North America, Savencia has top share positions in cream cheese, domestically-produced and imported specialty cheeses, hummus, and plant-based dips and snacks. Prior to joining Savencia, Mr. Somerville spent 20 years at Land O’Lakes, Inc., starting in July of 2001 and leaving in July of 2021, where he held a variety of leadership positions in sales, customer marketing, category & consumer insights and sustainability. Mr. Somerville is a trusted industry expert as he previously held board positions at the National Frozen & Refrigerated Foods Association and the International Dairy Deli Bakery Association. Mr. Somerville’s proven track record managing branded food products across the retail, food service and B2B ingredients segments will be invaluable toward supporting BranchOut’s future growth. Greg has a BS in Business from the University of Wisconsin and an MBA from Quinlan School of Business.

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Mr. Sommerville’s business and financial experience, and in particular in the food industry, qualify him to serve as one of our directors.

Byron Riché Jones. Byron Riché Jones was appointed to our Board of Directors and the chairman of the Company’s audit committee on January 10, 2024. Mr. Jones is a distinguished executive with over 15 years in Project Management and Business Solutions experience, and has served as director of several publicly traded and privately held companies, specifically in the Commercial Real Estate, Consumer Goods, Hospitality, Technology, and Cannabis Sectors. Since 2012, Mr. Jones has been the Director of Project Management at Jones Lang LaSalle, one of the largest global real estate companies in the world, where for the past 10 years he has overseen over $50 million in capital and improvements for one of the leading Global Technology Institutions. Since 2021, Mr. Jones has also been the principal of ELEVEN03 Hospitality LLC, a growth portfolio company with holdings in notable Bay Area nightlife venues, including “NOVA nightclub” and “Wild Rose Eatery and Lounge”. Mr. Jones earned an Honors BS degree in Business Management from the WP Carey School of Business with an emphasis in Small Business Entrepreneurship from Arizona State University in 2005.

Mr. Jones’s business and financial experience and expertise qualify him to serve as one of our directors.

Deven Jain. Deven Jain was appointed to our Board of Directors on July 24, 2024 upon the closing of the investment by Kaufman Kapital, LLC in our securities, although there is no agreement or arrangement between the Company and Kaufman pursuant to which Kaufman has the right to appoint or nominate a director. Mr. Jain has been an analyst at Kaufman Kapital since June, 2024, and previously was an intern at CarMax and Dominion Energy. Mr. Jain is currently pursuing a degree in finance at The McIntire School of Commerce.

Mr. Jain’s business and financial experience and expertise qualify him to serve as one of our directors.

Each executive officer serves at the discretion of our Board of Directors and holds office until his or her successor is duly elected and qualified or until his or her earlier resignation or removal. There are no family relationships among any of our directors or executive officers.

Director Independence

Our Board of Directors currently consists of Eric Healy, our Chief Executive Officer and Chairman, John Dalfonsi, our Chief Financial Officer, David Israel, Greg Somerville, Byron Riché Jones and Deven Jain. As executive officers, Messrs. Healy and Dalfonsi do not qualify as “independent” under standards of independence set forth by The Nasdaq Stock Market (“Nasdaq”). Our Board of Directors has determined that David Israel, Greg Somerville, Byron Riché Jones and Deven Jain are “independent” in accordance with the Nasdaq’s requirements.

Board Leadership Structure and Role in Risk Oversight

Our Board of Directors focuses on the most significant risks facing us and our general risk management strategy, and also ensuring that risks undertaken by us are consistent with the Board’s appetite for risk. While the Board oversees our company’s risk management, management is responsible for day-to-day risk management processes. We believe this division of responsibilities is the most effective approach for addressing the risks facing us and that our Board leadership structure supports this approach.

Our Board of Directors does not currently have a policy as to whether the roles of Chairman of the Board of Directors and Chief Executive Officer should be separate or combined. Currently, Mr. Healy serves as both our Chief Executive Officer and Chairman of the Board of Directors, and we do not currently have a Lead Director. Given the current size of our Board of Directors and our company, as well as Mr. Healy’s history and intimacy with our company, and the effective oversight role played by our independent directors, we believe our current board structure is appropriate for us and our stockholders. Our Board of Directors may in the future reassess our board structure to ensure the interests of our stockholders are best served.

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Board Committees

Our Board of Directors has established an Audit Committee, Compensation Committee, and Nominating and Corporate Governance Committee. Our Board of Directors may establish other committees to facilitate the management of our business. The composition and functions of each committee are described below. Members serve on these committees until their resignation or until otherwise determined by our Board of Directors. Each committee has adopted a written charter that satisfies the applicable rules and regulations of the SEC and Nasdaq, which is available on our website at www.branchoutfood.com.

Audit Committee. Our Audit Committee is responsible for, among other things:

●	overseeing the integrity of our financial statements and the other financial information we provide to our stockholders and other interested parties;

●	monitoring the periodic reviews of the adequacy of the auditing, accounting, and financial reporting processes and systems of internal control that are conducted by our independent registered public accounting firm and management;

●	being responsible for the selection, retention, compensation, and termination of our independent registered public accounting firm;

●	overseeing the independence and performance of our independent registered public accounting firm;

●	overseeing compliance with applicable legal and regulatory requirements as they relate to our financial statements and disclosure of financial information to our stockholders and other interested parties;

●	facilitating communication among our independent registered public accounting firm, management, and the Board of Directors;

●	preparing the Audit Committee report required by SEC rules and regulations to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as are enumerated in and consistent with the Audit Committee charter.

Our Audit Committee operates under a written charter, which satisfies the requirements of applicable SEC rules and Nasdaq listing standards, which is available on our principal corporate website located at www.branchoutfood.com.

The Board of Directors has affirmatively determined that each member who serves on the Audit Committee meets the additional independence criteria applicable to Audit Committee members under SEC rules and Nasdaq listing rules. The Board of Directors has affirmatively determined that each member of the Audit Committee is financially literate. However, due to Mr. Dalfonsi’s resignation from the Audit Committee in January 2024, of no member of the Audit Committee currently meets the qualifications of an audit committee financial expert within the meaning of Item 407(d) of Regulation S-K under the Securities Act, and the Company is in the process of seeking a candidate with such qualification to serve on the Audit Committee. The Audit Committee consists of Mr. Jones, Mr. Israel and Mr. Somerville. Mr. Jones serves as chair of the Audit Committee.

Compensation Committee. Our Compensation Committee is responsible for, among other things:

●	assisting the Board of Directors in developing and reviewing compensation programs applicable to our executive officers and directors;

●	overseeing our Company’s overall compensation philosophy, strategy, and objectives;

●	approving the total compensation opportunity, as well as each component of compensation, paid to our executive officers and directors;

●	administering our equity-based and cash-based compensation plans applicable to our directors, officers, and employees;

●	preparing the report of the compensation committee required by SEC rules to be included in our annual proxy statement; and

●	performing such other duties and responsibilities as an enumerated and consistent with the Compensation Committee charter.

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Our compensation committee operates under a written charter, which satisfies the requirements of applicable Nasdaq listing standards, which is available on our principal corporate website located at www.branchoutfood.com.

The Board has affirmatively determined that each member of the Compensation Committee meets the independence criteria applicable to Compensation Committee members under SEC rules and Nasdaq listing rules. The Company believes that the composition of the Compensation Committee meets the requirements for independence under, and the functioning of such Compensation Committee complies with, any applicable requirements of the rules and regulations of Nasdaq listing rules and the SEC. The Compensation Committee consists of Mr. Israel, Mr. Somerville and Mr. Jones. Mr. Israel serves as chair of the Compensation Committee.

Nominating and Corporate Governance Committee. Our Nominating and Corporate Governance Committee is responsible for, among other things:

●	assisting the Board of Directors in identifying candidates qualified to serve as directors, consistent with selection criteria approved by the Board of Directors and the nominating and corporate governance committee;

●	recommending to the Board of Directors the appointment of director nominees that meet the selection criteria;

●	recommending to the Board of Directors the appointment of directors to serve on each committee of the Board of Directors;

●	developing and recommending to the Board of Directors such corporate governance policies and procedures as the nominating and corporate governance committee determines is appropriate from time to time;

●	overseeing the performance and evaluation of the Board of Directors, and of each committee of the Board of Directors; and

●	performing such other duties and responsibilities as are consistent with the Nominating and Corporate Governance Committee charter.

Our Nominating and Corporate Governance Committee operates under a written charter, which satisfies the requirements of applicable Nasdaq listing standards, which is available on our principal corporate website located at www.branchoutfood.com.

The Board has determined that each member of the Nominating and Corporate Governance Committee is independent within the meaning of the independent director guidelines of Nasdaq listing rules. The Nominating and Corporate Governance Committee consists of Mr. Israel, Mr. Somerville and Mr. Jones. Mr. Somerville serves as chair of the Nominating and Corporate Governance Committee.

Board Meetings and Director Communications

Our Board of Directors didn’t hold any meetings in 2023 but acted by unanimous written consent 11 times during 2023. We have no formal policy regarding director attendance at annual meetings.

Stockholders and other interested parties may communicate with the non-management members of the Board of Directors by mail sent to the Company’s Corporate Secretary, addressed to the intended recipient and care of the Corporate Secretary. The Corporate Secretary will review all incoming stockholder communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and route such communications as appropriate to member(s) of the Board of Directors. For a more detailed description of stockholder communications, see “Communications with Our Board of Directors.”

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Considerations in Evaluating Director Nominees

Our Nominating and Corporate Governance Committee uses a variety of methods for identifying and evaluating director nominees. In its evaluation of director candidates, our Nominating and Corporate Governance Committee will consider the current size and composition of our Board of Directors and the needs of our Board of Directors and the respective committees of our Board of Directors. Some of the qualifications that our Nominating and Corporate Governance Committee considers include, without limitation: issues of character, integrity, and judgment; independence; diversity, including diversity of experience; experience in corporate management, operations, finance, business development, and mergers and acquisitions; experience relevant to the Company’s industry; experience as a board member or executive officer of another publicly held company; length of service; and any other relevant qualifications, attributes, or skills. Nominees also must have the ability to offer advice and guidance to our Chief Executive Officer based on past experience. Director candidates must have sufficient time available in the judgment of our Nominating and Corporate Governance Committee to perform all Board of Directors responsibilities and responsibilities of those committees on which they serve.

Members of our Board of Directors are expected to prepare for, attend, and participate in all Board of Directors and applicable committee meetings. Other than the foregoing, there are no stated minimum criteria for director nominees, although our Nominating and Corporate Governance Committee may also consider such other factors as it may deem, from time to time, are in the best interests of the Company and its stockholders.

The policy of our Nominating and Corporate Governance Committee is to consider properly submitted stockholder recommendations for candidates for membership on the Board. In evaluating such recommendations, the Nominating and Corporate Governance Committee will address the membership criteria set forth above.

Although our Board of Directors does not maintain a specific policy with respect to board diversity, our Board of Directors believes that it should be a diverse body, and our Nominating and Corporate Governance Committee considers a broad range of backgrounds and experiences. In making determinations regarding nominations of directors, our Nominating and Corporate Governance Committee may take into account the benefits of diverse viewpoints. After completing its review and evaluation of director candidates, our Nominating and Corporate Governance Committee recommends to our full Board of Directors the director nominees for selection.

Code of Ethics

We have adopted a written Code of Business Conduct and Ethics that applies to our directors, officers, and employees, including our Chief Executive Officer, Chief Financial Officer, and Chief Operational Officer or persons performing similar functions, in accordance with U.S. federal securities laws and the corporate governance rules of Nasdaq. The Code of Business Conduct and Ethics is available on the investor relations portion of our website at www.branchoutfood.com. Any substantive amendments or waivers of the Code of Conduct or any similar code(s) subsequently adopted for senior financial officers may be made only by our Board and will be promptly disclosed as required by applicable U.S. federal securities laws and the corporate governance rules of Nasdaq.

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EXECUTIVE COMPENSATION

This section describes our compensation program for our “Named Executive Officers” for the years ended December 31, 2023 and 2022. Our Named Executive Officers are:

●	Eric Healy – our Chairman and Chief Executive Officer

●	Douglas Durst – who was our Chief Financial Officer until August 14, 2023

●	Chris Coulter – who was our Chief Financial Officer from August 14, 2023 until January 10, 2024

The following summary compensation table sets forth the aggregate compensation we paid or accrued during the fiscal years ended December 31, 2023 and 2022 to the Named Executive Officers.

SUMMARY COMPENSATION TABLE

Name and	Fiscal			Option
Financial Position	Year	Salary	Bonus	Awards		Total

Eric Healy,	2023	$222,490	$100,000	$-		$322,490
Chief Executive Officer and Chairman	2022	$147,832	$-	$-		$147,832

Douglas Durst,(1)	2023	$111,837	$-	$-		$111,837
Former Chief Financial Officer	2022	$170,140	$-	$66,419	(2)	$236,559

Chris Coulter,(3)	2023	$140,583	$87,500	$37,738	(4)	$265,821
Former Chief Financial Officer

(1)	Douglas Durst, our former Chief Financial Officer, joined the Company in November 2021, and served as the Company’s Chief Financial Officer until August 14, 2023, and was awarded $15,750 and $40,140 of compensation, payable to Chase Innovations, Inc., an entity of which Mr. Durst is the sole owner, from us during the years ended December 31, 2023 and 2022, respectively. The Company paid $20,025 of the awards in 2022, and still owed Mr. Durst $55,890 as of December 31, 2023. Such amount was subsequently paid to Mr. Durst in 2024.

(2)	On January 1, 2022, we granted Mr. Durst the option to purchase 57,600 shares of common stock at an exercise price of $4.125 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 29% and a call option value of $1.1531, was $66,419. This option terminated in accordance with its terms, three months following Mr. Durst’s termination of employment with the Company.

(3)	Chris Coulter, our former Chief Financial Officer, served as the Company’s Chief Financial Officer from August 14, 2023 until January 10, 2024, and remains employed by the Company.

(4)	On October 24, 2023, we granted Mr. Coulter the option to purchase 7,500 shares of common stock at an exercise price of $1.60 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 93% and a call option value of $0.7118, was $5,339. On February 28, 2023, we granted Mr. Coulter the option to purchase 16,000 shares of common stock at an exercise price of $4.125 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 50% and a call option value of $2.0249, was $32,399.

Employment Agreements and Incentive Compensation

We entered into an employment agreement with our Chief Executive Officer, dated December 6, 2022. Pursuant to such agreement, Mr. Healy serves as Chief Executive Officer and Chairman of our Board of Directors in consideration for an annualized salary of $250,000, payable in regular installments in accordance with the usual payment practices of the Company. The employment agreement contemplates an annual bonus, as determined by the Board of Directors and possible additional bonuses for services and results achieved by Mr. Healy. Furthermore, the employment agreement required the Company to pay a bonus to Mr. Healy of $100,000 upon the completion of the IPO.

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Pursuant to Mr. Healy’s employment agreement, in the event he is involuntarily terminated by the Company other than for “Cause” or if he resigns for “Good Reason,” he is entitled to receive, subject to certain conditions, (x) an amount equal to the remaining unpaid amounts under the employment term (three years from the date of the agreement), plus an additional 12 months of his then current base salary, each payable on the date of termination; (y) an amount equal to the target bonus for the year of termination of employment, payable within five days following the date of termination; and (z) continued medical and dental coverage. “Cause” and “Good Reason” are each defined in the employment agreement.

Finally, Mr. Healy agreed to certain non-solicitation, non-disparagement and non-competition provisions for a period of 24 months following termination and to certain confidentiality obligations. Additional terms and conditions are set forth in the employment agreement.

We entered into a consulting agreement with an entity controlled by our Chief Financial Officer dated April 12, 2022, as amended on January 10, 2024. Pursuant to such agreement, Mr. Dalfonsi has agreed to serve as Chief Financial Officer until December 31, 2025 in consideration of monthly payments of $12,500.

Outstanding Equity Awards at Fiscal Year End

The following table sets forth information with respect to unexercised stock options, stock that has not vested, and equity incentive plan awards held by our Named Executive Officers at December 31, 2023.

Outstanding Option Awards at Fiscal Year-End
Name	Number of Securities Underlying Unexercised Options (#) Exercisable		Number of Securities Underlying Unexercised Options (#) Unexercisable		Option Exercise Price	Option Expiration Date

Chris Coulter, former Chief Financial Officer	16,000	(1)	-		$4.125	February 27, 2033
	-		7,500	(2)	$1.60	October 23, 2033

(1) Options granted on February 28, 2023, vested immediately.

(2) Options granted on October 24, 2023, vests on the one-year anniversary of the date of grant.

Option Exercises and Stock Vested

None of our Named Executive Officers exercised any stock options or acquired stock through vesting of an equity award during the year ended December 31, 2023.

Director Compensation

The following table summarizes the compensation paid or accrued by us to our directors that are not Named Executive Officers for the year ended December 31, 2023.

Name	Fees Earned or Paid in Cash		Stock Award		Option Awards		Non-Equity Incentive Compensation	Change in Pension Value and Nonqualified Deferred Compensation Earnings	All other Compensation	Total

John Dalfonsi	$196,500	(1)	$-		$4,932	(2)	$-	$-	$-	$201,432
Greg Somerville	$-		$-		$23,655	(3)	$-	$-	$-	$23,655
Byron Riché Jones	$-		$19,000	(4)	$-		$-	$-	$-	$19,000

(1) Consists of $196,500 of consulting fee payments to Eagle Vision Ventures, Inc. for which Mr. Dalfonsi is the beneficial owner.

(2) On August 8, 2023, we granted Mr. Dalfonsi an option to purchase 30,000 shares of common stock at an exercise price of $6.00 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 39% and a call option value of $0.1644, was $4,932.

(3) On August 8, 2023, we granted Mr. Somerville an option to purchase 30,000 shares of common stock at an exercise price of $2.51 per share. The estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 39% and a call option value of $0.7885, was $23,655.

(4) On October 26, 2023, prior to his appointment as a director, we granted Mr. Jones 12,500 shares of common stock under the 2022 Equity Plan. The aggregate fair value of the shares was $19,000, based on the closing traded price of the common stock on the date of grant.

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Directors are entitled to reimbursement for reasonable travel and other out-of-pocket expenses incurred in connection with attendance at meetings of our Board of Directors.

Equity Compensation Plan of Information

The following table provides information about shares our common stock that may be issued under our options outstanding at December 31, 2023. Other than individual options outstanding reflected in the table below, we did not have any shares authorized for issuance under equity plans at December 31, 2023.

Plan category	Number of securities to be issued upon exercise of outstanding options, warrants and rights	Weighted-average exercise price of outstanding options, warrants and rights	Number of securities remaining available for future issuance under equity compensation plans (excluding securities reflected in column (a))
	(a)	(b)	(c)
Equity compensation plans approved by security holders	169,304	$3.47	430,696
Equity compensation plans not approved by security holders (1)	82,110	7.20	N/A
Total	251,414	$4.69	430,696

(1) Represents warrants issued on June 21, 2023 to the underwriter in the Company’s IPO.

Delinquent Section 16(a) Reports

The were no persons who, at any time during the fiscal year ended December 31, 2023, was a director, executive officer, or beneficial owner of more than 10% of our common stock that failed to file on a timely basis reports required by Section 16(a) of the Exchange Act during the most recent fiscal year, except for one late filing of a Form 4 by each of Eric Healy and Greg Somerville, two late filings of a Form 4 by John Dalfonsi, a late filing of a Form 3 and a Form 4 by Christopher Coulter, and the failure to file a Form 3 by The Donald A. Foss Irrevocable Living Trust dated August 14, 2022.

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CERTAIN RELATIONSHIPS AND RELATED PARTY TRANSACTIONS

Other than the transactions described below, there has not been, nor is there currently proposed, any transaction or series of similar transactions to which we were or will be a party:

●	in which the amount involved exceeds the lesser of $120,000 or one percent of the average of our total assets at year-end for the last two completed fiscal years; and

●	in which any director, executive officer, stockholders who beneficially owns more than 5% of our common stock or any member of their immediate family had or will have a direct or indirect material interest.

Unit Offering of Common Stock and Warrants

On July 15, 2024, the Company entered into Subscription Agreements (the “Subscription Agreements”) with three investors, consisting of Eric Healy, the Company’s Chief Executive Officer; Eagle Vision Fund, L.P., an affiliate of John Dalfonsi, the Company’s Chief Financial Officer; and Christopher Coulter, the Company’s President, pursuant to which such investors agreed to purchase $525,000 of “Units” from the Company, each Unit consisting of (i) 100 shares of common stock, and (ii) a warrant to purchase 125 shares of common stock over the following ten years at an exercise price of $1.00 per share (the “Investor Warrants”), at a purchase price per Unit equal to $75.82. The Company completed the sale of $400,000 of Units to Eric Healy and $25,000 of Units to the Company’s President on July 23, 2024, and completed the sale of $100,000 of Units to Eagle Vision Fund, L.P. on August __, 2024. The Investor Warrants may not be exercised until the Company has obtained the approval of its stockholders to the exercise of the Investor Warrants in accordance with Nasdaq Listing Rule 5635 (See Proposal 4 of this Proxy Statement).

Convertible Notes Payable

On March 3, 2023, the Company sold an unsecured convertible promissory note to Byron Riché Jones in exchange for gross proceeds of $16,500. The convertible note, bearing interest at 8% per annum, matured on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing (as defined in such unsecured convertible promissory note), c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The note was convertible at a fixed conversion price of $4.125 per common share, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The note was mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold had subsequently been amended to $5,000,000. The convertible note carried a default interest rate of 18% per annum. On June 15, 2023, the note, consisting of an aggregate $16,500 of principal and $322 of interest, was converted into 4,078 shares of common stock. Mr. Jones was appointed to our Board of Directors and the chairman of the Company’s audit committee on January 10, 2024.

On January 5, 2023, the Company sold an unsecured convertible promissory note for $25,000 to the Chief Executive Officer’s parents, Mr. Tom Healy and Ms. Carol Healy, bearing interest at 8% per annum, maturing on the earlier of: a) June 30, 2023, b) the closing of a Qualified Subsequent Financing (as defined in such unsecured convertible promissory note), c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The note was convertible at a fixed conversion price of $1.65 per share of common stock, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The note was mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold was subsequently amended to $5,000,000, along with all of the other outstanding convertible notes. The note carried a default interest rate of 18% per annum. On June 15, 2023, the note, consisting of $25,000 of principal and $800 of interest, was converted into 6,255 shares of common stock.

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On October 29, 2022, the Company sold another unsecured convertible promissory note in exchange for gross proceeds of $165,000 to Byron Riché Jones. The convertible note, bearing interest at 8% per annum, matured on the earlier of: a) June 30, 2023, as extended from the original maturity date of June 30, 2023, b) the closing of a Qualified Subsequent Financing (as defined in such unsecured convertible promissory note), c) the closing of a change of control, or d) the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The note was convertible at a fixed conversion price of $4.125 per common share, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The note was mandatorily convertible upon the Company’s S-1 registration statement being declared effective and the signing of a firm commitment underwriting agreement for a capital raise of at least ten million dollars ($10,000,000). The public offering proceeds threshold had subsequently been amended to $5,000,000. The notes carried a default interest rate of 18% per annum. On June 15, 2023, the note, consisting of $165,000 of principal and $7,739 of interest, was converted into 41,877 shares of common stock.

On June 6, 2022, the Company completed the sale of (i) an unsecured convertible promissory note in the principal amount of $200,000 (“Fluffco Convertible Note”) to Fluffco, LLC (“Fluffco”), and (ii) a five-year warrant to purchase 8,485 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $186,000, pursuant to a Securities Purchase Agreement between the Company and Fluffco (the “Purchase Agreement”). The Fluffco Convertible Note carried interest at 8% per annum and a default rate of 18%, which was mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 was effective, at a fixed conversion price of $4.125 per common share. The note matured on November 30, 2022, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 35% and a call option value of $0.2679, was $8,485, and was amortized as a debt discount over the life of the loan. The Company received net proceeds of $186,000 after deductions of debt discounts, consisting of $14,000 of legal fees. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the note, consisting of $200,000 of principal and $15,737 of interest, was converted into 52,300 shares of common stock.

On May 26, 2022, the Company completed the sale of (i) an unsecured convertible promissory note in the principal amount of $1,250,000 (“Foss Convertible Note”) to Don Foss (“Foss”), and (ii) a five-year warrant to purchase 45,833 shares of the Company’s common stock at an exercise price of $6.50 per share, for an aggregate purchase price of $1,162,500, pursuant to a Securities Purchase Agreement between the Company and Foss (the “Purchase Agreement”). The Foss Convertible Note carried interest at 8% per annum and a default rate of 18%, which was mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 was effective, at a fixed conversion price of $4.125 per common share. The note matured on November 30, 2022, and all interest was deemed to have stopped accruing as of a date selected by the Company that is up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The aggregate estimated value using the Black-Scholes Pricing Model, based on a volatility rate of 34% and a call option value of $0.2570, was $45,833, and was amortized as a debt discount over the life of the loan. The Company received net proceeds of $1,162,500 after deductions of debt discounts, consisting of $87,500 of legal fees. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the note, consisting of $1,250,000 of principal and $99,726 of interest, was converted into 327,207 shares of common stock.

On February 15, 2022, the Company sold another unsecured convertible promissory note to Fluffco with a face value of $350,000. The Note carried interest at 5% per annum and a default rate of 18%, which was mandatorily convertible upon the date on which a registration statement for the Company’s underwritten public offering of its common stock with total proceeds to the Company of not less than $10,000,000 was effective, at a fixed conversion price of $4.125 per common share. The note matured on November 30, 2022, and all interest was deemed to have stopped accruing as of a date selected by the Company that was up to 10 days prior to the effective date of the registration statement filed in connection with the IPO. The maturity dates were extended to June 30, 2023 and the public offering proceeds threshold had been amended to $5,000,000. On June 15, 2023, the Note, consisting of an aggregate $350,000 of principal and $22,535 of interest, was converted into 90,312 shares of common stock.

On May 28, 2020, the Company sold an unsecured convertible promissory note to the Company’s Chief Financial Officer at that time, Chris Coulter, in the face amount of $50,000. The note carried interest at 5% per annum. On June 15, 2023, the note, consisting of $50,000 of principal and $7,525 of interest, was converted into 13,946 shares of common stock.

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Transactions with Eagle Vision

On April 12, 2022, Eagle Vision, a company controlled by John Dalfonsi, and the Company entered into a consulting agreement engagement letter (the “Eagle Vision Consulting Agreement”) pursuant to which Eagle Vision provided capital formation and initial public offering consulting services to the Company. Pursuant to the Eagle Vision Consulting Agreement, the Company paid Eagle Vision $6,000 per month starting on April 12, 2022 until the end of the month in which the initial public offering of the Company was completed. In addition, the Company issued (i) warrants to purchase up to 45,833 shares of common stock at an exercise price of $3.00 in May 2022 and (ii) warrants to purchase up to 8,485 shares of common stock at an exercise price of $3.00 per share in June 2022 for Eagle Vision’s services. On January 10, 2024, the consulting agreement was amended to modify the compensation to $150,000 per year, payable in monthly increments, until its expiration on December 31, 2025, in consideration of services provided by Mr. Dalfonsi as the Company’s CFO.

In connection with the sale of our Senior Notes in January, April and May 2024, we paid Eagle Vision aggregate cash fees in the amount of $177,500 in consideration of services rendered and to be rendered by Eagle Vision to the Company and the holders of the Senior Notes, including conducting due diligence with respect to the Company, monitoring the performance by the Company of its obligations under the Senior Notes, servicing the interest and principal payments for holders of the Senior Notes, engaging in ongoing discussions with the Company’s management regarding the Company’s operations and financial condition, acting as collateral agent, and evaluating financial and non-financial information related to the Company.

Related-Person Transactions Policy And Procedures

We have adopted a formal policy in regard to related persons that requires all future related person transactions to be approved in advance by our Audit Committee. Any request for such a transaction will be presented to our Audit Committee for review, consideration, and approval. In approving or rejecting any such proposal, our Audit Committee will consider the relevant facts and circumstances available and deemed relevant to the Audit Committee, including, but not limited to, the extent of the related party’s interest in the transaction, and whether the transaction is on terms no less favorable to us than terms we could have generally obtained from an unaffiliated third party under the same or similar circumstances.

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SECURITY OWNERSHIP OF CERTAIN BENEFICIAL OWNERS AND MANAGEMENT

The following table sets forth information as the Record Date regarding the beneficial ownership of our common stock by:

●	each of our stockholders who is known by us to beneficially own 5% or more of our common stock;

●	each of our executive officers;

●	each of our directors; and

●	all of our directors and current executive officers as a group.

Beneficial ownership is determined based on the rules and regulations of the Commission as defined in Rule 13d-3 of the Exchange Act. A person has beneficial ownership of shares if such individual has the power to vote and/or dispose of shares. This power may be sole or shared and direct or indirect. In computing the number of shares beneficially owned by a person and the percentage ownership of that person, shares of common stock that are subject to options or warrants held by that person and exercisable as of, or within 60 days of, the Record Date are counted as outstanding. These shares, however, are not counted as outstanding for the purposes of computing the percentage ownership of any other person. Except as may be indicated in the footnotes to this table and pursuant to applicable community property laws, each person named in the table has sole voting and dispositive power with respect to the shares of common stock set forth opposite that person’s name. The inclusion of shares in the table does not, however, constitute an admission that the named stockholder is a direct or indirect beneficial owner of those shares. Unless otherwise indicated, (i) each person or entity named in the table has sole voting power and investment power (or shares that power with that person’s spouse) with respect to all shares of capital stock listed as owned by that person or entity, and (ii) the address of each person or entity named in the table is c/o BranchOut Food Inc., 205 SE Davis Avenue, Suite C, Bend, Oregon 97702.

	Common Stock
Name of Beneficial Owner	Number of Shares	% of Class(1)
Officers and Directors:
Eric Healy, Chairman and CEO(2)	1,417,648	20.1%
John Dalfonsi, CFO(3)	311,694	4.4%
David Israel, Director(4)	295,472	4.2%
Greg Somerville, Director(5)	45,000	*
Byron Riché Jones, Director(6)	180,000	2.6%
Deven Jain	-	-
Directors and Officers as a Group (6 persons)	2,249,814	30.7%
5% or Greater Stockholders
Eric Healy, CEO(2)	1,417,648	20.1%
Kaufman Kapital LLC (7)	1,720,344	19.9%
The Donald A. Foss Irrevocable Living Trust dated August 14, 2022(8)	431,145	6.1%

*	Less than one percent.

(1)	Percentage of beneficial ownership is based upon 6,924,600 shares of common stock outstanding. For each named person, this percentage includes common stock that the person has the right to acquire either currently or within 60 days of the Record Date, including through the exercise of an option; however, such common stock is not deemed outstanding for the purpose of computing the percentage owned by any other person.

(2)	Includes 140,000 shares of common stock that may be acquired under currently exercisable options. Does not include a warrant to purchase 659,456 shares of common stock that may not be exercised until the Company has obtained the approval of its stockholders to such exercise, which is the subject of Proposal 4 of this Proxy Statement. After giving effect to the approval of Proposal 4, Eric Healy would beneficially own 2,077,104 shares of common stock, constituting 26.9% of the outstanding shares of common stock of the Company.

(3)	Includes 161,891 shares of common stock held by EagleVision Fund L.P., over which Mr. Dalfonsi holds voting and dispositive control. Also includes 105,000 shares of common stock that may be acquired under currently exercisable options, and 44,803 shares of common stock that may be acquired upon exercise of warrants held by EagleVision Ventures, Inc., which is an entity 100% owned by the spouse of Mr. Dalfonsi. The spouse of Mr. Dalfonsi has the sole voting and dispositive power over these shares.

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(4)	Includes 16,254 shares held in the name of BFY Food Group, LLC. Mr. Israel has the sole voting and dispositive power over these shares. Also includes 30,000 shares of common stock that may be acquired under currently exercisable options.

(5)	Consists of shares of common stock that may be acquired under currently exercisable options.

(6)	Includes 34,166 shares of common stock that may be acquired under a currently exercisable option.

(7)	Consists of shares that may be acquired upon conversion of the Convertible Note, which may not be exercised in full until the Company has obtained the approval of its stockholders to such exercise, which is the subject of Proposal 2 of this Proxy Statement. Does not include warrants to purchase an aggregate of 1,500,000 shares of common stock that may not be exercised until the Company has obtained the approval of its stockholders to such exercise, which is the subject of Proposal 3 of this Proxy Statement. Upon the approval of Proposals 2 and 3, Kaufman Kapital LLC would beneficially own approximately 4,137,826 shares of common stock, constituting 37.4% of the outstanding shares of common stock of the Company. Daniel L. Kaufman, as Managing Member, exercises voting and dispositive control over the shares held by Kaufman Kapital LLC. The address of Kaufman Kapital LLC is 2158 Park Boulevard, San Juan, PR 00913.

(8)	Includes 103,938 shares of common stock that may be acquired under warrants. Allan Apple and John Neary, as trustees, exercise voting and dispositive control over these shares of common stock.

COMMUNICATIONS WITH OUR BOARD OF DIRECTORS

Interested parties who wish to communicate with our Board of Directors or any specified individual director, including our non-employee directors, may send their communications in writing to the Corporate Secretary at BranchOut Food Inc., SE Davis Ave, Suite C, Bend, Oregon 97702, Attn: Corporate Secretary. The Corporate Secretary shall review all incoming communications (except for mass mailings, job inquiries, business solicitations and patently offensive or otherwise inappropriate material) and, if appropriate, route such communications to the appropriate member(s) of the Board of Directors or, if none is specified, to the Chair of the Board.

The Corporate Secretary may decide in the exercise of his or her judgment whether a response to any communication is necessary and shall provide a report to the Nominating and Corporate Governance Committee on a quarterly basis of any communications received for which the Corporate Secretary has either responded or determined no response is necessary.

This procedure for communications with the non-management directors is administered by the Company’s Nominating and Corporate Governance Committee. This procedure does not apply to (a) communications to non-employee directors from officers or directors of the Company who are stockholders, or (b) stockholder proposals submitted pursuant to Rule 14a-8 under the Exchange Act.

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PROPOSAL ONE: ELECTION OF DIRECTORS

Our Board of Directors has nominated six candidates for election as director for a term expiring at the next annual meeting of stockholders. All of the nominees are currently members of our Board. Directors are elected to serve for their respective terms of one year or until their successors have been duly elected or appointed and qualified. The Board has no reason to believe that any of the nominees named below will be unavailable, or if elected, will decline to serve.

Pursuant to our Bylaws, generally the number of directors is fixed and may be increased or decreased from time to time by resolution of our Board. The Board has fixed the number of directors at six members. Proxies cannot be voted for a greater number of persons than the number of nominees named.

Nominees

Our Nominating and Corporate Governance Committee of the Board of Directors recommended, and the Board of Directors approved, Eric Healy, John Dalfonsi, David Israel, Greg Somerville, Byron Riché Jones, and Deven Jain as nominees for re-election to the Board of Directors at the Annual Meeting.

Please see “Directors, Executive Officers and Corporate Governance” in this Proxy Statement for information concerning the nominees.

Unless otherwise instructed, the proxy holders will vote the proxies received by them FOR Eric Healy, John Dalfonsi, David Israel, Greg Somerville, Byron Riché Jones, and Deven Jain. If a nominee is unable or declines to serve as a director at the time of the Annual Meeting, the proxies will be voted for another nominee designated by the Board of Directors. We are not aware of any reason that a nominee would be unable or unwilling to serve as a director.

The Board of Directors unanimously recommends that stockholders vote “FOR” the re-election of each of Eric Healy, John Dalfonsi, David Israel, Greg Somerville, Byron Riché Jones, and Deven Jain to the Board of Directors.

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PROPOSAL TWO: APPROVAL OF THE CONVERSION IN FULL OF THE CONVERTIBLE PROMISSORY NOTE THAT WE ISSUED TO KAUFMAN KAPITAL LLC

Overview

We are asking stockholders to approve the conversion in full of the 12% Senior Secured Convertible Promissory Note in the principal amount of up to $3,400,000 (the “Convertible Note”) that we issued to Kaufman Kapital LLC (“Kaufman”) on July 24, 2024, as contemplated by Nasdaq Listing Rule 5635, as described in more detail below. The conversion of the Convertible Note would free up cash that the Company would otherwise have been required to use to repay amounts outstanding under the Convertible Note. In addition, conversion of the Convertible Note would help us regain (and/or maintain) compliance with Nasdaq Listing Rule 5550(b)(1), which requires us to maintain stockholders’ equity of not less than $2,500,000.

July 2024 Convertible Note Financing

On July 24, 2024, we completed the private placement of our securities to Kaufman pursuant to a Securities Purchase Agreement dated July 15, 2024 (the “SPA”). Pursuant to the SPA, Kaufman purchased from us (i) the Convertible Note, which is convertible into shares of our stock common at a fixed price of $0.7582 per share of common stock, (ii) a warrant to purchase 1,000,000 shares of common stock at an exercise price of $1.00 per share (the “$1.00 Warrant”), and (iii) a warrant to purchase 500,000 shares of common stock at an exercise price of $1.50 per share (the “$1.50 Warrant” and, together with the $1.00 Warrant, the “Kaufman Warrants”), in consideration of an initial loan in the principal amount of $2,000,000 made by Kaufman to the Company under the Convertible Note on July 24, 2024.

Pursuant to the SPA, Kaufman has agreed to make an additional loan to the Company under the Convertible Note in the amount of $1,400,000 upon the satisfaction of certain conditions, including EnWave Corporation completing the manufacture of a new dehydration machine for the Company, the Company’s manufacturing facility in Peru having exported product expected to generate revenues of at least $100,000, and receipt of the approval of the Company’s stockholders to Proposals 2 and 3 in this Proxy Statement. The SPA also requires us to (A) seek the approval of our stockholders, in accordance with Nasdaq Listing Rules 5635(b) and 5635(d) (which we are doing pursuant to Proposals 2 and 3 of this Proxy Statement) so as to permit Kaufman to (i) acquire more than 19.9% of the Company’s outstanding shares of common stock upon conversion of the Convertible Note, and (ii) exercise the Kaufman Warrants, and (B) register the shares of common stock underlying the Convertible Note and Kaufman Warrants under the Securities Act of 1933, as amended, upon demand made by Kaufman following such date as Kaufman holds at least 2,000,000 shares of common stock.

The Convertible Note matures on the earlier of (i) December 31, 2025, (ii) the sale by the Company of $5,000,000 of equity or debt securities in a single transaction or series of related transactions (excluding certain specified transactions), or (iii) the closing of a change of control transaction as provided in the Convertible Note. Loans outstanding under the Convertible Note bear interest at an initial rate of 12% per annum, and together with accrued principal are convertible into common stock, provided that the holder may not convert amounts outstanding under the Convertible Note into common stock until the Company has obtained the approval of its stockholders for such conversion in accordance with Nasdaq Listing Rule 5635, as applicable, to the extent that, at such time, such approval is required under such Listing Rules for such conversion. The Company’s obligations under the Convertible Note are secured by a lien granted to Kaufman on substantially all of the Company’s assets. In addition, the Convertible Note includes affirmative and negative covenants, events of defaults and other terms and conditions, customary in transactions of this nature.

The Kaufman Warrants are exercisable until December 31, 2025, provided that the Kaufman Warrants may not be exercised until the Company has obtained the approval of its stockholders to the exercise of the Kaufman Warrants in accordance with Nasdaq Listing Rules 5635(b) and 5635(d).

Adverse Effects of Approval of this Proposal

The approval of this proposal will result in Kaufman being able to convert all amounts outstanding under the Convertible Note into common stock, although Kaufman will have no obligation to do so. The full conversion of the initial loan of $2,000,000 under the Convertible Note would result in the issuance of 2,637,826 shares of our common stock. If Kaufman funds the additional $1,400,000 loan under the Convertible Note, the full conversion of loans in the amount of $3,400,000 under the Convertible Note would result in the issuance of 4,484,305 shares of our common stock. Conversion of loans under the Convertible Note would dilute the ownership interest of our existing stockholders. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our common stock.

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Reasons for Requesting Stockholder Approval

Nasdaq Listing Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. Nasdaq interpretations provide that the acquisition of 20% of the shares of an issuer by one person or a group of affiliated persons may be deemed a change of control of such issuer. The conversion by Kaufman of the Convertible Note may result in the issuance of more than 20% of our common stock to Kaufman and in a change of control under the Nasdaq Listing Rule 5635(b). Accordingly, in order to comply with Nasdaq Listing Rule 5635, the Convertible Note includes a provision under which amounts outstanding under the Convertible Note may bot be converted into common stock until the Company has obtained the approval of its stockholders for such conversion in accordance with Nasdaq Listing Rule 5635, to the extent that, at such time, such approval is required under Nasdaq Listing Rules for such conversion.

On April 11, 2024, we received a letter from Nasdaq stating that we were not in compliance with Nasdaq Listing Rule 5550(b)(1) because our stockholders’ equity of $2,210,476 as of December 31, 2023 was below the minimum requirement of $2,500,000. Pursuant to Nasdaq’s Listing Rules, on May 28, 2024, we submitted to Nasdaq a plan to regain compliance with Nasdaq Listing Rule 5550(b)(1), which was accepted by Nasdaq on June 7, 2024, and provides us with an extension of 180 calendar days from April 11, 2024 to regain compliance with this Listing Rule. As noted above, conversion of the Convertible Note would help us regain (or maintain) compliance with Nasdaq Listing Rule 5550(b)(1).

The Board has determined that allowing Kaufman to convert the Convertible Note in full is in the best interest of the Company and its stockholders because (i) additional cash will be available to the Company to execute its business plan in the event Kaufman converts the Convertible Note in full, (ii) such conversion would help the Company regain and/or maintain compliance with Nasdaq Listing Rule 5550(b)(1), as described above, and (iii) approval of this Proposal, together with the approval of Proposal 3, are conditions to Kaufman funding the additional $1,400,000 loan under the Convertible Note.

The Board of Directors Unanimously Recommends a Vote “FOR” The Approval of the Conversion In Full of the Convertible Note By Kaufman Kapital LLC.

PROPOSAL THREE: APPROVAL OF THE EXERCISE IN FULL OF WARRANTS TO PURCHASE 1,500,000 SHARES OF COMMON STOCK THAT WE ISSUED TO KAUFMAN KAPITAL LLC

Overview

We are asking stockholders to approve the exercise in full of the Kaufman Warrants to purchase an aggregate of 1,500,000 shares of common stock (see “Proposal 2 - July 2024 Convertible Note Financing”), as contemplated by Nasdaq Listing Rule 5635, as described in more detail below. The exercise of the Kaufman Warrants would help us regain (and/or maintain) compliance with Nasdaq Listing Rule 5550(b)(1), which requires us to maintain stockholders’ equity of not less than $2,500,000.

Adverse Effects of Approval of this Proposal

The approval of this proposal will result in Kaufman being able to exercise the Kaufman Warrants, although Kaufman will have no obligation to do so. The full exercise of the Kaufman Warrants by Kaufman would result in the issuance of 1,500,000 shares of our common stock, which would dilute the ownership interest of our existing stockholders. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our common stock.

Reasons for Requesting Stockholder Approval

Nasdaq Rule 5635(b) requires stockholder approval prior to the issuance of securities when the issuance or potential issuance will result in a “change of control” of the issuer. Nasdaq interpretations provide that the acquisition of 20% of the shares of an issuer by one person or a group of affiliated persons may be deemed a change of control of such issuer. The exercise of the Kaufman Warrants by Kaufman, along with conversion by Kaufman of the Convertible Note, may result in the issuance of more than 20% of our common stock to Kaufman and in a change of control under the Nasdaq Listing Rule 5635(b). In addition, Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions, other than public offerings, resulting in the issuance of more than 20% of the outstanding common stock of the issuer at a price less than the “Minimum Price,” which Nasdaq defines as the lower of the issuer’s most recent closing price immediately prior to signing the binding agreement for the transaction or the average of the closing price for the five trading days immediately preceding the signing of the binding agreement. Because no additional consideration was paid by Kaufman for the Kaufman Warrants, and the exercise in full of the Kaufman Warrants, along with conversion of the Note may result in the issuance of more than 20% of our outstanding shares of Common, Nasdaq Listing Rule 5635(d) may be implicated by the issuance of the Kaufman Warrants. Accordingly, in order to comply with Nasdaq Listing Rules 5635(b) and 5635(d), the Kaufman Warrants include a provision under which they may not be exercised until we have obtained the approval of our stockholders to such exercise.

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The Board has determined that allowing Kaufman to exercise the Kaufman Warrants in full is in the best interest of the Company and its stockholders because (i) such exercise would help the Company regain and/or maintain compliance with Nasdaq Listing Rule 5550(b)(1), as described above, and (ii) approval of this Proposal, together with the approval of Proposal 2, are conditions to Kaufman funding the additional $1,400,000 loan under the Convertible Note.

The Board of Directors Unanimously Recommends a Vote “FOR” The Approval of the Exercise In Full of the Warrants Issued to Kaufman Kapital LLC.

PROPOSAL FOUR: APPROVAL OF THE EXERCISE IN FULL OF WARRANTS TO PURCHASE 865,536 SHARES OF OUR COMMON STOCK THAT WE ISSUED AN A PRIVATE PLACEMENT TO COMPANY AFFILIATES

Overview

We are asking stockholders to approve the exercise in full of Warrants to purchase an aggregate of 865,536 shares of our common stock (the “Investor Warrants”) that we issued in a private placement to Eric Healy, our Chief Executive Officer; Eagle Vision Fund, L.P., an affiliate of John Dalfonsi, our Chief Financial Officer; and our President (the “Investors”). The exercise of the Warrants would help us regain (and/or maintain) compliance with Nasdaq Listing Rule 5550(b)(1), which requires us to maintain stockholders’ equity of not less than $2,500,000.

Unit Offering of Common Stock and Warrants

On July 15, 2024, the Company entered into Subscription Agreements (the “Subscription Agreements”) with the Investors, pursuant to which the Investors agreed to purchase $525,000 of “Units” from the Company, each Unit consisting of (i) 100 shares of common stock, and (ii) a warrant to purchase 125 shares of common stock over the following ten years at an exercise price of $1.00 per share (the “Investor Warrants”), at a purchase price per Unit equal to $75.82. On July 23, 2024, the Company completed the sale of $400,000 of Units to Eric Healy and $25,000 of Units to the Company’s President, and on August __, 2024, the Company completed the sale of $100,000 of Units to the Eagle Vision Fund L.P. The Investor Warrants may not be exercised until the Company has obtained the approval of its stockholders to the exercise of the Investor Warrants in accordance with Nasdaq Listing Rule 5635(c) and 5635(d).

Adverse Effects of Approval of this Proposal

The approval of this proposal will result in the Investors being able to exercise the Investor Warrants, although the Investors will have no obligation to do so. The full exercise of the Investor Warrants would result in the issuance of 865,537 shares of our common stock, which would dilute the ownership interest of our existing stockholders. In addition, the sale into the public market of these shares could materially and adversely affect the market price of our common stock.

Reasons for Requesting Stockholder Approval

Nasdaq Listing Rule 5635(c) requires stockholder approval prior to the issuance of securities as compensation to officers, directors and employees of the Company. The requirement to obtain stockholder approval under Nasdaq Listing Rule 5635(c) includes transactions in which officers, directors or employees purchase securities from an issuer at a price less than the “Minimum Price” (as defined above). Because no additional consideration was paid by the Investors for the Investor Warrants, Nasdaq Listing Rule 5635(c) may be implicated by the issuance of the Units to the Investors. In addition, Nasdaq Listing Rule 5635(d) requires stockholder approval of transactions, other than public offerings, resulting in the issuance of greater than 20% of the outstanding common stock at a price less than the “Minimum Price.” Because the exercise in full of the Investor Warrants, taken together with the issuance of the shares of common stock underlying the Units purchased by the Investors, would have resulted in the issuance of more than 20% of our outstanding shares of common stock to the Investors at the time of the Unit offering, Nasdaq Listing Rule 5635(d) may be implicated by the issuance of the Investor Warrants. Accordingly, in order to comply with Nasdaq Listing Rules 5635(c) and 5635(d), the Investor Warrants include a provision under which they may not be exercised until we have obtained the approval of our stockholders to such exercise.

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The Board has determined that allowing the Investors to exercise the Investor Warrants in full is in the best interest of the Company and its stockholders because such exercise would help the Company regain and/or maintain compliance with Nasdaq Listing Rule 5550(b)(1), as described above.

The Board of Directors Unanimously Recommends a Vote “FOR” The Approval of the Exercise In Full of the Investor Warrants By the Investors.

PROPOSAL FIVE: ADVISORY VOTE ON EXECUTIVE COMPENSATION

Under the Dodd-Frank Wall Street Reform and Consumer Protection Act of 2010 (the “Dodd-Frank Act”), our stockholders are entitled to vote to approve, on an advisory, non-binding basis, the compensation of our named executive officers as disclosed in this Proxy Statement in accordance with the SEC’s rules. Please read the “Executive Compensation” section of this Proxy Statement for additional details about our executive compensation program.

We are asking our stockholders to indicate their support for our named executive officer compensation as described in this Proxy Statement. This proposal, commonly known as a “say-on-pay” proposal, gives our stockholders the opportunity to express their views on our named executive officers’ compensation. This vote is not intended to address any specific item of compensation, but rather the overall compensation of our named executive officers and the philosophy, policies and practices described in this Proxy Statement. Accordingly, we will ask our stockholders to vote “FOR” the following resolution at the Annual Meeting:

“RESOLVED, that the Company’s stockholders approve, on an advisory basis, the compensation of the named executive officers, as disclosed in the Company’s proxy statement for the 2024 Annual Meeting of Stockholders pursuant to the compensation disclosure rules of the Securities and Exchange Commission.”

We believe that our compensation policies and procedures are intended to be aligned with the long-term interests of our stockholders. The say-on-pay vote is advisory, and therefore not binding on the Company, the compensation committee or the Board. However, the Board and compensation committee value the opinions of our stockholders, we will consider our stockholders’ concerns, and the compensation committee will consider the results of this vote in making determinations in the future regarding executive compensation arrangements.

The Board of Directors unanimously recommends that stockholders vote “FOR” the approval, on a nonbinding advisory basis, of the compensation of our named executive officers.

PROPOSAL SIX: ADVISORY VOTE ON THE FREQUENCY OF THE ADVISORY, NON-BINDING VOTE ON EXECUTIVE COMPENSATION

Pursuant to the Dodd-Frank Act and Section 14A of the Exchange Act, as amended, our stockholders are entitled at least once every six years to cast an advisory, non-binding vote to indicate their preference regarding how frequently we should seek an advisory, non-binding vote on the compensation of our named executive officers as disclosed in our proxy statements. Accordingly, the Company is asking its stockholders to indicate whether they would prefer an advisory, non-binding vote on named executive officer compensation once every year, every two years or every three years. Alternatively, stockholders may abstain from casting a vote on this proposal. For the reasons described below, our Board recommends that the stockholders select a frequency of every year.

After consideration, our Board has determined that holding a non-binding, advisory vote on executive compensation every year is the most appropriate alternative for the Company at this time, and therefore recommends that stockholders vote for future advisory votes on executive compensation to occur every year. While our executive compensation program is intended to promote a long-term connection between pay and performance, the Board recognizes that executive compensation disclosures are made annually. The Board considered that an annual advisory vote on executive compensation will allow our stockholders to evaluate our executive compensation program in relation to our compensation policies and practices as disclosed in the proxy statement every year. However, stockholders should note that because the advisory vote on executive compensation occurs well into the compensation year, and because the different elements of our executive compensation program are designed to operate as part of an integrated program, it may not be appropriate or feasible to modify our executive compensation program in consideration of any one year’s advisory vote on executive compensation by the time of the following year’s annual meeting of stockholders.

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While the Board believes that its recommendation is appropriate at this time, the stockholders are not voting to approve or disapprove that recommendation, but are instead asked to indicate their preferences, on an advisory basis, as to whether the non-binding advisory vote on the approval of our executive officer compensation practices should be held every year, every two years or every three years. The option among those choices that receives the highest number of votes from the holders of shares present in person or represented by proxy and entitled to vote at the annual meeting will be deemed to be the frequency preferred by the stockholders.

The Board and the compensation committee will consider the outcome of the vote when making future decisions regarding the frequency of advisory votes on executive compensation. However, because this vote is advisory and not binding, the Board may decide that it is in the best interests of the Company and our stockholders that we hold an advisory vote on executive compensation more or less frequently than the alternative preferred by our stockholders.

The Board of Directors recommends that stockholders vote “FOR” “every year” as the frequency with which stockholders are provided an advisory vote on executive compensation.

PROPOSAL SEVEN: RATIFICATION OF SELECTION OF INDEPENDENT REGISTERED PUBLIC ACCOUNTANTS

Our audit committee of the Board of Directors has appointed M&K CPAS, PLLC as our independent registered public accountants for the year ending December 31, 2024, and the Board recommends that stockholders vote for ratification of such appointment.

Notwithstanding its selection or voting results, the audit committee in its discretion may appoint new independent registered public accountants at any time during the year if the audit committee believes that such a change would be in the best interests of the Company and its stockholders. If our stockholders do not ratify the appointment, the audit committee may reconsider whether it should appoint another independent registered public accounting firm.

M&K CPAS, PLLC served as our independent registered public accounting firm for the year ended December 31, 2023. We currently do not expect that a representative of M&K CPAS, PLLC will be present at the Annual Meeting.

Principal Accounting Fees and Services

The following table sets forth all fees accrued or paid to M&K CPAS, PLLC for the years ended December 31, 2023 and 2022:

	Years Ended December 31,
	2023	2022
Audit fees(1)	$114,150	$53,750
Audit related fees	-	-
Tax fees	-	-
All other fees	-	-
Total	$114,150	$53,750

(1)	Audit fees were principally for audit services and work performed in the review of the Company’s quarterly reports on Form 10-Q.

Pre-approval Policy. Under our audit committee’s policy governing our use of the services of our independent registered public accountants, the audit committee is required to pre-approve all audit and permitted non-audit services performed by our independent registered public accountants in order to ensure that the provision of such services does not impair the public accountants’ independence. However, out audit committee was not formed until just prior to our public offering in June 2023, and as a result, did not approve any of the fees identified above.

The Board of Directors unanimously recommends that stockholders vote “FOR” the ratification of the selection of M&K CPAS, PLLC as the Company’s independent registered public accountants for the year ending December 31, 2024.

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AUDIT COMMITTEE REPORT

The following is the report of the audit committee of our Board of Directors. The audit committee has reviewed and discussed our audited financial statements for the fiscal year ended December 31, 2023 with our management. In addition, the audit committee has discussed with M&K CPAS, PLLC, our independent registered public accountants, the matters required to be discussed by standards promulgated by the American Institute of Certified Public Accountants (“AICPA”) and Public Company Accounting Oversight Board (the “PCAOB”), including PCAOB Auditing Standard No. 16 “Communications with Audit Committees.” The audit committee also has received the written disclosures and the letter from M&K CPAS, PLLC as required by the applicable requirements of the PCAOB regarding the independent accountant’s communications with the audit committee concerning independence, and the audit committee has discussed with M&K CPAS, PLLC the independence of M&K CPAS, PLLC.

Based on the audit committee’s review of the matters noted above and its discussions with our independent accountants and our management, the audit committee recommended to the Board of Directors that the financial statements be included in our Annual Report on Form 10-K for the fiscal year ended December 31, 2023.

Respectfully submitted by the members of the audit committee of the Board of Directors:

Byron Riché Jones (Chair)

David Israel

Greg Somerville

ANNUAL REPORTS

The Annual Report on Form 10-K for the fiscal year ended December 31, 2023 (our “Annual Report”) (which is not a part of our proxy soliciting materials), is being mailed with this Proxy Statement to those stockholders that request to receive a copy of the proxy materials in the mail. Requests for copies of our Annual Report may also be directed to the Corporate Secretary at BranchOut Food Inc., SE Davis Ave, Suite C, Bend, Oregon 97702, Attn: Corporate Secretary.

We filed our Annual Report with the SEC on April 1, 2024. It is available free of charge at the SEC’s web site at www.sec.gov. Upon written request by a stockholder, we will mail without charge a copy of our Annual Report, including the financial statements and financial statement schedules, but excluding exhibits to our Annual Report. Exhibits to our Annual Report are available upon payment of a reasonable fee, which is limited to our expenses in furnishing the requested exhibit(s). All requests should be directed to the Corporate Secretary at BranchOut Food Inc., SE Davis Ave, Suite C, Bend, Oregon 97702, Attn: Corporate Secretary.

OTHER MATTERS

The Board of Directors does not know of any other matters to be presented at the Annual Meeting. If any additional matters are properly presented or otherwise allowed to be considered at the Annual Meeting, the persons named in the enclosed proxy will have discretion to vote shares they represent in accordance with their own judgment on such matters.

It is important that your shares be represented at the Annual Meeting, regardless of the number of shares that you hold. You are, therefore, urged to submit your proxy or voting instructions at your earliest convenience.

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